UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 13, 2024

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
A.S. Cooper Building, 4th Floor, 26 Reid Street
Hamilton, Bermuda                                            HM 11
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On December 13, 2024, Cavello Bay Reinsurance Limited ("Cavello"), a wholly-owned subsidiary of Enstar Group Limited (the "Company" or "Enstar"), entered into a Reinsurance Agreement (the "Agreement") with AXIS Specialty Limited, AXIS Reinsurance Company, AXIS Re SE, and AXIS Managing Agency Ltd., for and on behalf of the underwriting members of Lloyd's Syndicate 1686, each a subsidiary of AXIS Capital Holdings Limited (collectively, "AXIS"). The Agreement is structured as a loss portfolio transfer reinsurance agreement covering a portfolio of reinsurance segment business. The closing of the transaction is subject to regulatory approvals and other customary conditions, and is expected to occur during the first half of 2025.
Under the Agreement, which is structured as a 75% ground-up quota share, AXIS will retrocede to Cavello $2.3 billion of reinsurance segment reserves, which is predominantly attributable to long-tail casualty portfolios related to 2021 and prior underwriting years totaling $3.1 billion. The Agreement provides for a limit of $3.3 billion on Cavello’s obligations in consideration for a total premium of $2.3 billion. The amount of net loss reserves assumed, as well as the limit and premium amounts provided in the Agreement, will be adjusted for claims paid between October 1, 2024 and the closing date of the transaction. AXIS will maintain claims control for the covered business subject to certain oversight rights of Enstar. In connection with the Agreement, AXIS and Cavello will enter into certain collateral arrangements, which will include entering into one or more trust agreements pursuant to which Cavello will be obligated to maintain certain types of eligible assets as partial collateral securing its obligations under the Agreement.
The Agreement includes customary representations and warranties, indemnification obligations, covenants and termination rights of the parties. Cavello's obligations under the Agreement will be guaranteed by Enstar.
Additionally, Stone Point Capital LLC ("Stone Point") manages Trident VIII, L.P. and related private equity funds, which own approximately 8% of AXIS’ stock. Investment funds managed by Stone Point also own 9.5% of Enstar's outstanding ordinary shares as of September 30, 2024. James D. Carey, one of Enstar's directors, is the Co-Chief Executive Officer of Stone Point. Mr. Carey also serves as a member of Stone Point's Investment Committee.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, the parties may not be able to complete the proposed transaction due to the failure of the closing conditions being satisfied or for other reasons. Important risk factors regarding the Company can be found under the heading "Risk Factors" in the Company’s Form 10-K for the year ended December 31, 2023 and Form 10-Qs for the quarters ended June 30, 2024 and September 30, 2024 and are incorporated herein by reference. Furthermore, the Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

December 16, 2024	By:	/s/ Audrey B. Taranto
Audrey B. Taranto
General Counsel and Corporate Secretary